     PRICING SUPPLEMENT NO. 22                               Rule 424(b)(3)
     DATED:  September 14, 1995                           File No. 33-60065
     (To Prospectus dated July 28, 1995
     and Prospectus Supplement dated July 28, 1995)


                               $2,399,571,350
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes Book Entry Notes
 $20,151,000                  [_]                 [x]

 Original Issue Date:         Fixed Rate Notes    Certificated Notes
 09/26/95                     [x]                 [_]

 Maturity Date: 09/26/96

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 N/A                N/A               N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.69%

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate:

 [_]  Commercial Paper Rate            Minimum Interest Rate:

 [_]  Federal Funds Rate               Interest Reset Date(s):

 [_]  Treasury Rate                    Interest Reset Period:

 [_]  LIBOR                            Interest Payment Date(s):

 [_]  Prime Rate

 [_]  CMT Rate

 Initial Interest Rate:                Interest Payment Period:

 Index Maturity:

 Spread (plus or minus):

-------------------------

The distribution of Notes will conform to the requirements set forth in the applicable sections of Schedule E to the By-laws of the National
Association of Securities Dealers, Inc.








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